Exhibit 31.4

CERTIFICATIONS

I, J. Roy Pottle, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Arch Wireless, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2004	/s/ J. Roy Pottle

J. Roy Pottle Executive Vice President and Chief Financial Officer

19